Merger Regulatory Update Status of major filings/approvals: FERC order approving merger issued 7/1/05 FERC approved the application as proposed with no surprises New merger review provisions in Energy Policy Act of 2005 do not apply Pennsylvania PA Public Utility Commission approved settlement on 1/27/06 NRC approval received on 5/30/06 Department of Justice Hart-Scott-Rodino review Agreement reached on 6/22/06, which resolves all competition issues considered by the DOJ New Jersey Resumed settlement discussions in May Made an enhanced offer to demonstrate significant merger benefits to New Jersey Hope to conclude settlement talks soon Final NJ Board of Public Utilities' decision expected later Merger close anticipated in the third quarter 2006

Dec 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005 Q1 2006 Announce Transaction 12/20/04 Shareholder Approvals 7/05 FERC, NJBPU, PAPUC, ICC* Regulatory Filings 2/4/05 File Joint Proxy Statement 2/10/05 Work to Secure Regulatory Approvals (FERC, DOJ, ICC*, PA PUC, NJ BPU, and others) Develop Transition Implementation Plans CLOSE TRANSACTION Beginning 1/17/05, Implement Nuclear Operating Services Agreement Q2-Q3 2006 * Notice filing only FERC Approval Order 7/1/05 NJ BPU Hearings Scheduled NJ BPU Final Decision Expected PA PUC Settlement Approval 1/27/06 Anticipated Merger Timeline NJ Settlement Discussions NJ Settlement Discussions Scheduled DOJ Agreement 6/22/06 NRC Approval 5/30/06

Market Concentration Mitigation

- **7/1/05 – FERC merger approval order**
  - 4,000 MWs fossil divestiture
  - 2,600 MWs nuclear virtual divestiture
    - MDI selected as auction manager
    - LD product* sold as "Eastern Nuclear Generation Aggregate (ENGA)"
- **6/22/06 – DOJ agreement**
  - An additional 1,600 MWs fossil divestiture (total ~5,600 MWs includes 6 specific plants)
  - No nuclear divestiture required
  - DOJ focused on elimination of specific units that set market prices
  - Must reach definitive agreements with buyers within 150 days of merger close
  - Merrill Lynch advising on sale
  - Comprehensive nature of DOJ agreement ensures merger will not adversely affect competition
- **Continuing to work with the NJ BPU**


Primary Technology
Steam-Coal
Combined Cycle
Steam-No.6 Fuel Oil
NY
Hudson
Linden
Sewaren
PA
Cromby
Mercer
NJ
Eddystone

* LD product = liquidated damages product

Exelon. PSEG